SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.

Cash Portfolio
Government Portfolio
Municipal Portfolio


Sub-Item 77E

Registrant incorporates by reference Registrant's
Supplement to the Prospectuses dated June 2,2005 filed on June 2,2005.
(Accession No. 0001193125-05-119196)